Cambium Learning Group Announces Second Quarter Earnings

DALLAS, August 8, 2012 — Cambium Learning Group, Inc. (Nasdaq: ABCD, the “Company”), the leading educational company focused primarily on serving the needs of at-risk and special student populations, will hold a conference call today at 5:00 p.m. Eastern Time to discuss 2012 second quarter earnings. The call will be based on unaudited financial results through June 30, 2012.

	Three Months Ended				Six Months Ended

(In millions)	June 30, 2012	June 30, 2011	$ Change	% Change	June 30, 2012	June 30, 2011	$ Change	% Change

GAAP net revenues	$40.4	$57.2	$(16.8)	-29%	$68.3	$87.9	$(19.6)	-22%

Change in deferred revenue	0.3	0.8	(0.5)	-62%	(6.8)	(6.0)	(0.8)	-13%

GAAP net revenues plus change in deferred revenue	40.7	58.0	(17.3)	-30%	61.5	81.9	(20.4)	-25%

GAAP net income (loss)	(22.5)	3.8	(26.3)	-690%	(42.7)	(6.0)	(36.7)	-618%

EBITDA	(9.7)	17.6	(27.3)	-155%	(17.1)	20.3	(37.4)	-184%

Adjusted EBITDA	7.5	18.8	(11.3)	-60%	4.4	20.3	(15.9)	-78%

The first half of 2012 proved challenging in replicating the order volume achieved in the first half of 2011 when American Recovery and Reinvestment Act (“ARRA”) funding was still in place. The Company saw order volume declination in each of its three operating segments; however, the Company did see improvement in the Learning A-Z product line within the Cambium Learning Technologies (“CLT”) segment and in the service offerings within the Voyager Learning segment led by the school turnaround offering. During the first half of 2012, Voyager Learning was selected as the school turnaround provider for three schools in Providence, RI and 15 schools in Indianapolis, IN. These pockets of growth are promising, but have been insufficient in offsetting the declines in overall product order volumes.

“As expected, we experienced a difficult second quarter as order volumes have suffered in a challenging funding environment,” said Ron Klausner, chief executive officer of Cambium Learning Group, Inc. “However, we are encouraged by the continued success of our student-directed learning applications and turnaround services and in the traction we are seeing in the pipeline for significant deals in the second half.”

•	Company order volume decreased 21% for first half 2012 versus first half 2011. Order volume changes by business unit were as follows:

•	Voyager Learning decreased 27%

•	CLT decreased 11%

•	Sopris Learning decreased 22%

•	Within the CLT unit, order volumes of the combined Learning A-Z and ExploreLearning product lines continued to grow but this combined growth was offset by continued declines in order volumes of the Kurzweil and Intellitools technology based products.

•	GAAP net revenues for the first six months declined by 22% to $68.3 million compared with $87.9 million in 2011. The decline was primarily caused by the decline in order volume. GAAP net revenues by business unit for the first half of the year and the percentage change from prior year first half were as follows:

•	Voyager Learning: $33.3 million, down 33%

•	Sopris Learning: $9.9 million, down 22%

•	CLT: $25.2 million, down 1%

•	On an adjusted basis, EBITDA was $4.4 million in the first half, down $15.9 million from $20.3 million in the first half 2011. The decline in adjusted EBITDA is primarily the result of a $20.0 million decline in adjusted revenues and increased 2012 investment in sales, marketing and development, primarily made in the growing online-based products, partially offset by lower costs associated with lower order volumes and cost reduction efforts.

•	The first half reported cash used in operations of $22.1 million due to low order volumes and the fact that the Company’s operations are highly seasonal with the first half typically cash flow negative. The Company has cash and cash equivalents of $31.6 million on the balance sheet as of June 30, 2012.

•	The Company progressed with and has expanded the scope of its re-engineering and restructuring effort that began in late 2011 and will continue through 2012. This effort is intended to realign the Company’s resources and skill sets with emerging digital trends, align our organizational and cost structure to our strategic goals, enhance the customer experience and provide significant cost reductions in several operational areas through re-engineering and optimizing certain key processes.

•	The savings expected to be realized from all reengineering and restructuring activities is now $6 million in 2012 (up from $3 million stated previously) and the actions taken so far are estimated to yield 2013 savings of $11 million. The Company further expects to continue on this path to ultimately secure annualized savings of $15 million, a part of which is intended to be reinvested in critical growth areas.

•	The Company completed the transfer of its warehouse operations to a third party logistics provider, Ozburn-Hessey Logistics, LLC (“OHL”), and has ceased use of the leased facility in Frederick, Colorado that includes its warehouse and other office space in the second quarter of 2012. In July, the Company entered into a sublease agreement for all of the existing warehouse and office space previously used by the Company through 2014.

•	Through the first six months of 2012, the Company has incurred $2.6 million of termination benefits, warehouse transition costs and process reengineering costs in connection with the reengineering and restructuring initiative. Also, primarily as a result of outsourcing the warehouse operations, the Company recorded an impairment of $3.1 million in the first half. The total costs expected to be incurred for these efforts in 2011 and 2012, including impairment charges and capital purchases, are approximately $8 million.

•	During the second quarter, significant sustained sales declines in the Company’s Kurzweil and IntelliTools product lines within the CLT segment (“KI”) caused the Company to perform an interim goodwill impairment analysis for this reporting unit. This analysis determined KI’s goodwill to be partially impaired, and an impairment charge of $14.7 million was recorded as of June 30, 2012.

Second Quarter 2012 Business Highlights

•	Kurzweil Educational Systems® announced the release of Kurzweil 1000™ Version 13 for Windows® and of the Kurzweil 3000® – firefly app for the iPad. Kurzweil 1000 is award-winning software that makes printed or electronic text accessible to people who are blind or visually impaired, and combines traditional reading machine technologies such as scanning, image processing and text-to-speech with communication and productivity tools which ease and enhance users’ reading, writing and learning experiences. The Kurzweil 3000® – firefly iPad app provides mobile access to digital content and powerful literacy tools to enable individuals with the cognitive ability, but not the literacy skills, to achieve their academic and personal goals.

•	Class.com announced that it has expanded its online course offerings for high school students through a new collaboration with eDynamic Learning. The company’s offering now includes a full suite of core content courses, as well as an exciting and diverse collection of electives. In addition, the course offerings will be available for credit through Lincoln National Academy, a fully accredited virtual high school of Voyager Learning.

•	In June, the Company announced an exclusive partnership with The Vallas Group, Inc. to bring nationally known education reform leader Paul Vallas’ unique school improvement model to struggling schools across the nation. Vallas currently serves as the interim superintendent of the Bridgeport Public Schools in Connecticut and is the former superintendent of the Chicago Public Schools, The School District of Philadelphia and the New Orleans Recovery School District (Post-Katrina). During the first half of 2012, the Company was selected as the school turnaround provider for 15 schools in Indianapolis, IN for a total contract value of $6 million, all of which will be recognized over the next 12 months.

•	The Company announced in May 2012 that Classroom Suite by IntelliTools® was named a Finalist in the New Product or Service of the Year — Software category in The 2012 American Business Awards, and will ultimately be a Gold, Silver, or Bronze Stevie Award winner in the program. The American Business Awards are the nation’s premier business awards program. Classroom Suite is a unique software intervention tool to help students achieve mastery in reading, writing, and mathematics. Classroom Suite provides students with explicit instruction, constructive practice, and embedded assessments to allow teachers to gauge progress and individualize instruction for their students.

•	In May 2012, Sopris Learning announced the release of DIBELS®Deep: In-Depth Diagnostic Assessment of Literacy Skills. DIBELS Deep provides individually administered, untimed diagnostic assessments of critical reading skills for students in grades K–5, and for older learners with very low skills. The author team includes world-renowned researchers and authors ofDIBELS Next, Drs. Kelly Powell-Smith, Ruth Kaminski, and Roland Good.

•	ExploreLearning and Kurzweil Educational Systems won the highly regarded Distinguished Achievement Award given by the Association of Educational Publishers (AEP). ExploreLearning Gizmos® received the award in Mathematics in the Supplemental Resources category, and Kurzweil 3000® – firefly won the award in Special Education in the Supplemental Resources category.

•	In the second quarter, the Company’s board of directors authorized a $5 million share repurchase program through July 5, 2013. On June 22, 2012, the Company entered into a stock purchase agreement with an investor pursuant to this share repurchase program. The transaction was settled on June 27, 2012 with the Company purchasing 440,373 shares for a total cost of $0.5 million. In addition, on June 28, 2012, the Company adopted a Rule 10b5-1 plan (the “Plan”) under which the Company may repurchase its shares at times when the Company might otherwise be precluded from doing so under insider trading laws. Shares repurchased under the Plan through July 31, 2012 totaled 126,426 shares.

Non-GAAP Financial Measures

EBITDA, adjusted EBITDA and adjusted net revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that adjusted EBITDA and adjusted net revenues provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company, and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and adjusted net revenues exclude items that do not reflect the underlying performance of the combined Company by removing significant one-time or certain non-cash items. The Company uses these measures to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity.

Investor Conference Call

The company will provide additional commentary on today’s conference call. To listen to the Company’s upcoming conference call, please dial (800) 860-2442 and reference “Cambium Learning” at 5:00 p.m. Eastern Time on Wednesday, August 8, 2012. The call will be recorded and archived until Friday, September 14, 2012, and can be replayed by calling (877) 344-7529 and entering ID#10016677. The conference call will also be Webcast and available on the Company’s Website athttp://cambiumlearning.investorroom.com/events.

About Cambium Learning Group, Inc.

Cambium Learning® Group (Nasdaq: ABCD) is the leading educational company focused primarily on serving the needs of at-risk and special student populations. The company is comprised of three business units: Voyager Learning provides comprehensive print and online intervention solutions, professional development, and school turnaround offerings and includes Lincoln National Academy, Class.com, and Voyager Education Services; Sopris Learning is known for supplemental solutions, including assessment, supplemental intervention, positive behavior supports and professional development; and Cambium Learning Technologies develops instructional and assistive technology and represents IntelliTools®, Kurzweil Educational Systems®, Learning A–Z, and ExploreLearning. Cambium Learning Group is committed to providing evidence-based support and expert professional services to empower educators and raise the achievement levels of all students. Learn more at www.cambiumlearning.com.

Media and Investor Contact:
Chris Cleveland
Cambium Learning Group, Inc.
214.932.9474
chris.cleveland@cambiumlearning.com

Forward Looking Statements

Some of the statements contained herein constitute forward-looking statements.  These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements.  These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions.  Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

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Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

Net revenues	$40,429	$57,191	$68,284	$87,886
Cost of revenues:
Cost of revenues	14,397	17,819	25,563	28,786
Amortization expense	6,579	6,844	12,949	13,462

Total cost of revenues	20,976	24,663	38,512	42,248

Research and development expense	2,652	2,515	5,984	4,894
Sales and marketing expense	12,041	12,874	23,937	23,777
General and administrative expense	5,061	5,529	10,806	11,341
Shipping and handling costs	954	817	1,281	1,151
Depreciation and amortization expense	1,591	1,748	3,250	3,484
Goodwill Impairment	14,700	-	14,700	—
Embezzlement and related expense (recoveries)	44	40	(41)	(2,396)
Impairment of long-lived assets	320	-	3,111	—

Total costs and expenses	58,339	48,186	101,540	84,499
Income (loss) before interest, other income (expense)and income taxes	(17,910)	9,005	(33,256)	3,387
Net interest expense	(4,627)	(4,882)	(9,404)	(9,287)
Other income, net	37	2	73	365

Income (loss) before income taxes	(22,500)	4,125	(42,587)	(5,535)
Income tax benefit (expense)	23	(318)	(154)	(415)

Net income (loss)	$(22,477)	$3,807	$(42,741)	$(5,950)

Net income (loss) per common share:
Basic net income (loss) per common share	$(0.45)	$0.09	$(0.86)	$(0.14)
Diluted net income (loss) per common share	$(0.45)	$0.09	$(0.86)	$(0.14)

Average number of common shares and equivalents outstanding:
Basic	49,941	43,610	49,944	43,979
Diluted	49,941	44,431	49,944	43,979

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30,	December 31,
	2012	2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$31,603	$63,191
Accounts receivable, net	25,299	13,485
Inventory	20,760	21,561
Deferred tax assets	2,800	2,829
Restricted assets, current	4,388	1,393
Assets held for sale	2,847	2,727
Other current assets	4,664	4,735

Total current assets	92,361	109,921
Property, equipment and software at cost	32,086	42,878
Accumulated depreciation and amortization	(11,175)	(12,968)

Property, equipment and software, net	20,911	29,910

Goodwill	99,597	114,297
Acquired curriculum and technology intangibles, net	22,310	26,996
Acquired publishing rights, net	22,227	26,861
Other intangible assets, net	16,381	18,111
Pre-publication costs, net	10,956	10,034
Restricted assets, less current portion	7,399	11,082
Other assets	21,843	22,468

Total assets	313,985	369,680

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	1,255	826
Accounts payable	4,478	3,024
Contingent value rights, current	1,717	—
Accrued expenses	22,422	21,203
Deferred revenue, current	31,814	38,984

Total current liabilities	61,686	64,037

Long-term liabilities:
Long-term debt	174,246	174,165
Capital lease obligations, less current portion	3,603	12,294
Deferred revenue, less current portion	4,698	4,304
Contingent value rights, less current portion	5,074	6,684
Other liabilities	17,241	18,126

Total long-term liabilities	204,862	215,573

Stockholders’ equity:
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and
outstanding at June 30, 2012 and December 31, 2011)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 51,208 and 51,162 shares
issued, and 49,124 and 49,518 shares outstanding at June 30, 2012 and December 31, 2011, respectively)	51	51
Capital surplus	281,840	281,240
Accumulated deficit	(227,400)	(184,659)
Treasury stock at cost (2,084 and 1,644 shares at June 30, 2012 and December 31, 2011, respectively)	(5,440)	(4,931)
Other comprehensive income (loss):
Pension and postretirement plans	(1,615)	(1,632)
Net unrealized gain on securities	1	1

Accumulated other comprehensive income (loss)	(1,614)	(1,631)

Total stockholders’ equity	47,437	90,070

Total liabilities and stockholders’ equity	$313,985	$369,680

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Income (Loss)
and Adjusted EBITDA for the Three Months Ended June 30, 2012 and 2011
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2012	2011

Total net revenues	$40,429	$57,191
Non-recurring and non-operational costs included in
net revenues but excluded from adjusted net revenues:
Adjustments related to purchase accounting	123	323
Adjusted net revenues	$40,552	$57,514

Net income (loss)	(22,477)	3,807
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization	8,170	8,592
Net interest expense	4,627	4,882
Other income, net	(37)	(2)
Income tax (benefit) expense	(23)	318

Income (loss) from operations before interest and other income
(expense), income taxes, and depreciation and
amortization (EBITDA)	(9,740)	17,597

Non-recurring, non-operational, and certain non-cash costs
included in EBITDA but excluded from Adjusted EBITDA:
Re-engineering and restructuring costs	2,045	—
Merger and acquisition activities	343	366
Stock-based compensation expense	(20)	314
Embezzlement and related expenses (recoveries)	44	40
Adjustments related to purchase accounting	95	283
Adjustments to CVR liability	54	212
Goodwill impairment	14,700	—
Adjusted EBITDA	$7,521	$18,812

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Loss and
Adjusted EBITDA for the Six Months Ended June 30, 2012 and 2011
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2012	2011

Total net revenues	$68,284	$87,886
Non-recurring and non-operational costs included in
net revenues but excluded from adjusted net revenues:
Adjustments related to purchase accounting	255	655
Adjusted net revenues	$68,539	$88,541

Net loss	$(42,741)	$(5,950)
Reconciling items between net loss and EBITDA:
Depreciation and amortization	16,199	16,946
Net interest expense	9,404	9,287
Other income, net	(73)	(365)
Income tax expense	154	415

Income (loss) from operations before interest and other income
(expense), income taxes, and depreciation and
amortization (EBITDA)	(17,057)	20,333

Non-recurring, non-operational, and certain non-cash costs
included in EBITDA but excluded from Adjusted EBITDA:
Re-engineering and restructuring costs	5,749	—
Merger and acquisition activities	524	677
Stock-based compensation expense	205	604
Embezzlement and related expenses (recoveries)	(41)	(2,396)
Adjustments related to purchase accounting	198	571
Adjustments to CVR liability	107	520
Goodwill impairment	14,700	—
Adjusted EBITDA	$4,385	$20,309